    As Filed With the Securities and Exchange Commission on July 20, 2001

                                                    Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        FIDELITY NATIONAL FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     86-0498599
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                             17911 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92614
                                 (949) 622-5000
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                PETER T. SADOWSKI
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                       FIDELITY NATIONAL FINANCIAL, INC.
               17911 VON KARMAN AVENUE, IRVINE, CALIFORNIA 93110
                                 (949) 622-5000
  (Name, address, including zip code, and telephone number, including area code of agent for service)

                                    COPY TO:
                             C. CRAIG CARLSON, ESQ.
                        STRADLING YOCCA CARLSON & RAUTH,
                           A PROFESSIONAL CORPORATION
                            660 NEWPORT CENTER DRIVE
                         NEWPORT BEACH, CALIFORNIA 92660

     Approximate date of commencement of proposed sale to public: AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                          Proposed maximum        Proposed maximum
Title of securities   Amount to be    offering price per share    aggregate offering        Amount of
 to be registered      registered               (1)                     price            registration fee
---------------------------------------------------------------------------------------------------------
   Common Stock,     259,377 shares            $23.56              $6,110,922.10            $1,527.73
 $0.0001 par value
---------------------------------------------------------------------------------------------------------

(1) The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the average of the high and low price reported by the New York Stock Exchange for the Common Stock on July 13 2001, which was approximately $23.56 per share.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                        FIDELITY NATIONAL FINANCIAL, INC.



                         259,377 SHARES OF COMMON STOCK
                               ($0.0001 PAR VALUE)


                               ------------------

        This prospectus relates to the offer and sale from time to time of up to 259,377 shares of our common stock which are held by the current stockholder named in this prospectus for its own benefit or by transferees or other successors in interest of such stockholder that receive such shares as a non-sale related transfer. The shares of our common stock offered pursuant to this prospectus were issued to NMS Liquidation, Inc., a Minnesota corporation formerly known as Northwest Mortgage Services, Inc., pursuant to an Asset Purchase Agreement, dated as of March 2, 2000, between us and Northwest Mortgage Services, Inc.

        The prices at which the selling stockholder may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares, except that NMS Liquidation intends to use some of the proceeds of such sales to pay to us approximately $825,000 in satisfaction of obligations to us arising after the closing of the asset purchase described above. We will bear all expenses of registration incurred in connection with this offering. The selling stockholder will bear all selling and other expenses.

        Our common stock is traded on the New York Stock Exchange under the symbol "FNF." On July ___, 2001, the last reported sale price of our common stock was _____ per share.


 SEE "RISK FACTORS" BEGINNING ON PAGE 2 TO READ ABOUT THE RISKS YOU SHOULD
          CONSIDER CAREFULLY BEFORE BUYING SHARES OF OUR COMMON STOCK.

                               ------------------

  THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
   NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT CONTAINING THIS PROSPECTUS, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION,
 IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES
  AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE
                       THE OFFER OR SALE IS NOT PERMITTED.

                               ------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
 ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                               ------------------

               The date of this Prospectus is July ___, 2001.

                                TABLE OF CONTENTS

       Section                                                     Page
       -------                                                     ----
       About Fidelity                                                2
       Risk Factors                                                  3
       Issuance of Common Stock to Selling Stockholder               5
       Use of Proceeds                                               6
       Selling Stockholder                                           6
       Plan of Distribution                                          6
       Legal Matters                                                 7
       Experts                                                       7
       Where You Can Find Additional Information                     7


                                 ABOUT FIDELITY

       We are the largest title insurance and diversified real estate related services company in the United States. Our title insurance underwriters -- Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title -- together issued approximately 30 percent of all title insurance policies issued nationally during 1999. We provide title insurance in 49 states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands, and in Canada and Mexico.

       In addition, we provide a broad array of escrow and other title related services, as well as real estate related services, including:

       - collection and trust activities

       - trustee's sales guarantees

       - recordings

       - reconveyances

       - property appraisal services

       - credit reporting

       - exchange intermediary services in connection with real estate transactions

       - real estate tax services

       - home warranty insurance

       - foreclosure posting and publishing services

       - loan portfolio services

       - flood certification

       - field services

                                  RISK FACTORS

     You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock. The risk factors listed in this section and other factors noted herein or incorporated by reference could cause our actual results to differ materially from those contained in any forward-looking statements. Risk factors include, but are not limited to:

OUR REVENUES MAY DECLINE DURING PERIODS WHEN THE DEMAND FOR OUR PRODUCTS DECREASES.

     In the title insurance industry, revenues are directly affected by the level of real estate activity and the average price of real estate sales on both a national and local basis. Real estate sales are directly affected by changes in the cost of financing purchases of real estate -- i.e., mortgage interest rates. Other macroeconomic factors affecting real estate activity include, but are not limited to, demand for housing, employment levels, family income levels and general economic conditions. Because these factors can change dramatically, revenue levels in the title insurance industry can also change dramatically.

     Historically, real estate transactions have produced seasonal revenue levels for title insurers. The first calendar quarter is typically the weakest quarter in terms of revenue due to the generally low volume of home sales during January and February. The fourth calendar quarter is typically the strongest in terms of revenue due to commercial entities desiring to complete transactions by year-end. Significant changes in interest rates may alter these traditional seasonal patterns due to the effect the cost of financing has on the volume of real estate transactions.

     Our revenues in future periods will continue to be subject to these and other factors which are beyond our control and, as a result, are likely to fluctuate.

AS A HOLDING COMPANY, WE DEPEND ON DISTRIBUTIONS FROM OUR SUBSIDIARIES, AND IF DISTRIBUTIONS FROM OUR SUBSIDIARIES ARE MATERIALLY IMPAIRED, OUR ABILITY TO DECLARE AND PAY DIVIDENDS MAY BE ADVERSELY AFFECTED.

     We are a holding company whose primary assets are the securities of our operating subsidiaries. Our ability to pay dividends is dependent on the ability of our subsidiaries to pay dividends or repay funds to us. If our operating subsidiaries are not able to pay dividends or repay funds to us, we may not be able to declare and pay dividends to you.

     Our title insurance and home warranty subsidiaries must comply with state and federal laws which require them to maintain minimum amounts of working capital surplus and reserves, and place restrictions on the amount of dividends that they can distribute to us. During 2000, approximately 91% of our year-to-date revenues was derived from subsidiaries engaged in these regulated businesses. Compliance with these laws will limit the amounts our regulated subsidiaries can dividend to us. During 2001, our title insurance subsidiaries could pay dividends or make other distributions to us of $107.5 million.

WE ARE CONTINUING OUR EFFORTS TO INTEGRATE THE OPERATIONS OF CHICAGO TITLE, WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

     We acquired Chicago Title through a merger on March 20, 2000. An acquisition of this size involves a number of risks that could adversely affect our operations, including the diversion of management's attention and the integration of the operations and personnel of Chicago Title. The two companies have previously separate operations and dissimilar and possibly incompatible systems which we may have to integrate or replace. The integration of Chicago Title operations is ongoing, and unforeseen merger related costs may arise. Also, we may not realize the level of expense savings over the long run that we expect from the merger.

OUR ENTERING INTO NEW BUSINESS LINES SUBJECTS US TO ASSOCIATED RISKS, SUCH AS THE DIVERSION OF MANAGEMENT ATTENTION, DIFFICULTY INTEGRATING OPERATIONS AND LACK OF EXPERIENCE IN OPERATING SUCH BUSINESSES.

     We have acquired, and may in the future acquire, businesses in industries with which management is less familiar than we are with the title insurance industry. For example, in February 1998, we acquired FNF Capital, Inc., whose primary business is financing equipment leases. Also, in the last three years, we have expanded the range and amount of real estate related services we provide, began underwriting home warranty policies, invested in restaurant businesses, expanded our commercial title insurance business and purchased underwriters of other lines of insurance products. These activities involve risks that could adversely affect our operating results, such as diversion of management's attention, integration of the operations, systems and personnel of the new businesses and lack of substantial experience in operating such businesses.

DIFFICULTIES WE MAY ENCOUNTER MANAGING OUR GROWTH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     We have historically achieved growth through a combination of developing new products, increasing our market share for existing products, and acquisitions. Part of our strategy is to pursue opportunities to diversify and expand our operations by acquiring or making investments in other companies. The success of each acquisition will depend upon:

          - our ability to integrate the acquired business' operations, products and personnel;

          - our ability to retain key personnel of the acquired businesses; and

          - our ability to expand our financial and management controls and reporting systems and procedures.

OUR SUBSIDIARIES THAT ENGAGE IN INSURANCE RELATED BUSINESSES MUST COMPLY WITH ADDITIONAL REGULATIONS. THESE REGULATIONS MAY IMPEDE, OR IMPOSE BURDENSOME CONDITIONS ON, OUR RATE INCREASES OR OTHER ACTIONS THAT WE MIGHT WANT TO TAKE TO INCREASE THE REVENUES OF OUR SUBSIDIARIES.

     Our title insurance business is subject to extensive regulation by state insurance authorities in each state in which we operate. These agencies have broad administrative and supervisory power relating to the following, among other matters:

          - licensing requirements;

          - trade and marketing practices;

          - accounting and financing practices;

          - capital and surplus requirements;

          - the amount of dividends and other payments made by insurance subsidiaries without prior regulatory approval;

          - investment practices;

          - rate schedules;

          - deposits of securities for the benefit of policyholders;

          - establishing reserves; and

          - regulation of reinsurance.

     Most states also regulate insurance holding companies like us with respect to acquisitions, changes of control and the terms of transactions with our affiliates. These regulations may impede or impose burdensome conditions on our rate increases or other actions that we may want to take to enhance our operating results, and could affect our ability to pay dividends on our common stock. In addition, we may incur significant costs in the course of complying with regulatory requirements. We cannot assure you that future legislative or regulatory changes will not adversely affect our business operations.

WE FACE COMPETITION IN OUR INDUSTRY FROM TRADITIONAL TITLE INSURERS AND FROM NEW ENTRANTS.

     The title insurance industry is highly competitive. According to Corporate Development Services, the top five title insurance companies accounted for 89% of net premiums collected in 1999. Over 40 independent title insurance companies accounted for the remaining 11% of the market. The number and size of competing companies varies in the different geographic areas in which we conduct our business. In our principal markets, competitors include other major title underwriters such as First American Corporation, LandAmerica Financial Group, Inc., Old Republic International Corporation and Stewart Information Services Corporation, as well as numerous independent agency operations at the regional and local level. These smaller companies may expand into other markets in which we compete. Also, the removal of regulatory barriers might result in new competitors entering the title insurance business, and those new competitors may include diversified financial services companies that have greater financial resources than we do and possess other competitive advantages. Competition among the major title insurance companies, expansion by smaller regional companies and any new entrants could affect our business operations and financial condition.

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CHARTER MAY MAKE A TAKEOVER OF US DIFFICULT EVEN IF SUCH TAKEOVER COULD BE BENEFICIAL TO SOME OF OUR STOCKHOLDERS.

     Delaware has enacted legislation that may deter or frustrate a bidder seeking to acquire control of the Company. In certain circumstances, Delaware law requires the approval of two-thirds of all of our shares eligible to vote for certain business combinations involving a stockholder owning 15% or more of our voting securities, excluding the voting power held by such stockholder. Our Certificate of Incorporation applies this supermajority vote requirement to certain business combinations involving a stockholder owning 10% or more of our voting securities, excluding the voting power held by such stockholder. In addition to the potential impact on future takeover attempts and the possible entrenchment of management, the existence of such provision could have an adverse effect on the market price of our common stock. In addition, our Certificate of Incorporation authorizes the issuance of three million shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board is empowered, without further stockholder action, to issue shares or series of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights, including the ability to receive dividends, of our common stockholders. The issuance of such preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. Although we have no present intention of issuing any shares or series of preferred stock, we cannot guarantee that we will not make such an issuance in the future.

                 ISSUANCE OF COMMON STOCK TO SELLING STOCKHOLDER

        On March 2, 2000, we entered into an Asset Purchase Agreement with Northwest Mortgage Services, Inc., a Minnesota corporation, the selling stockholder in this offering. In the acquisition, we acquired substantially all of the assets of the selling stockholder in return for cash and a number of shares of our common stock to be determined following a post-closing audit. As we also acquired the rights to the name "Northwest Mortgage Services" in the transaction, the selling stockholder changed its corporate name to NMS Liquidation, Inc., following the transaction. We have completed our post-closing audit of the selling stockholder, and have determined the number of shares due to the selling stockholder as additional consideration for the asset purchase to be 259,377 shares.


                                 USE OF PROCEEDS

        The proceeds from the sale of the selling stockholder's common stock will belong to the selling stockholder. We will not receive any proceeds from such sales, except that NMS Liquidation intends to use some of the proceeds of such sales to pay to us approximately $825,000 in satisfaction of obligations to us arising after the closing of the asset purchase described above.


                               SELLING STOCKHOLDER

        Pursuant to an asset purchase agreement, dated March 2, 2000, with the selling stockholder, we agreed to file a registration statement with the SEC to register the shares of our common stock we issued to the selling stockholder for resale by it, and to keep the registration statement effective until all registered securities have been sold. The registration statement of which this prospectus is a part was filed with the SEC in accordance with the asset purchase agreement. The following table sets forth the number of shares of our common stock owned by the selling stockholder prior to this offering, and the number of shares, and (if one percent or more) the percentage of the total of our outstanding shares of our common stock to be owned by the selling stockholder after this offering.

--------------------------------------------------------------------------------------------------------

                                                                                           Percentage of
                                                                                              Common
                                                                                            Stock Owned
                                                                        Common Stock           Upon
                                                  Common Stock Being     Owned Upon         Completion
                          Common Stock Owned     Offered Pursuant to    Completion of         of this
Name                     Prior to the Offering    this Prospectus(1)   this Offering(2)     Offering(2)
--------------------------------------------------------------------------------------------------------
NMS Liquidation, Inc.              0                  259,377                 *                   *
--------------------------------------------------------------------------------------------------------

 *      less than 1%

(1) The number of shares of common stock being offered under this prospectus represents the number of shares of our common stock issued pursuant to the asset purchase agreement discussed above.

(2) Assuming all shares offered hereby are sold, the number of shares of our common stock which the selling stockholder will own upon completion of this offering is equal to the number of shares of our common stock owned by the selling stockholder and not acquired pursuant to the asset purchase agreement.


                              PLAN OF DISTRIBUTION

        The shares of our common stock offered pursuant to this prospectus may be offered and sold from time to time by the selling stockholder listed in the preceding section, or its successors in interest that receive such shares as a non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. All or a portion of the common stock offered by this prospectus may be offered for sale from time to time on the New York Stock Exchange or on one or more exchanges, or otherwise at prices and terms then obtainable, or in negotiated transactions. The distribution of these securities may be effected in one or more transactions that may take place on the over-the-counter market, including, among others, ordinary brokerage transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholder.

        We will not receive any part of the proceeds from the sale of common stock, except that NMS Liquidation intends to use some of the proceeds of such sales to pay to us approximately $825,000 in satisfaction of obligations to us arising after the closing of the asset purchase described elsewhere in this prospectus. The selling stockholder and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act, in which event commissions received by such intermediary may be deemed to be underwriting commissions under the Securities Act. We will pay all expenses of the registration of securities covered by this prospectus. The selling stockholder will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes.



                                  LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed on by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.


                                     EXPERTS

        The consolidated financial statements of Fidelity National Financial, Inc., as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2000, and to our amended Current Report on Form 8-K/A, filed on June 7, 2000, have been incorporated in reliance on the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed a registration statement on Form S-3 with the SEC with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. You may read and copy any document we file at the SEC's public reference rooms in Washington D.C. We refer you to the registration statement and the exhibits and schedules thereto for further information with respect to us and our common stock. Please call the

SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act and, in accordance therewith, will continue to file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms and the SEC's website referred to above.

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is part of this prospectus, and any later information we file with the SEC will automatically update and supercede this information. The documents we incorporate by reference are:

1. our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended;

2.    our amended Current Report on Form 8-K/A, filed on June 7, 2000;

3. our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

4. the description of our capital stock contained in our Registration Statement on Form 8-A; and

5. all other reports filed by us pursuant to Section 13(a) or 15(d) of the SEC Exchange Act since December 31, 1999.

        You may request a copy of these filings, at no cost, by writing or calling us at Fidelity National Financial, Inc., 4050 Calle Real, Suite 210, Santa Barbara, California 93110, telephone number (805) 696-7000, Attention:
Stockholder Relations.

        You should rely only on the information contained in this prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.

YOU MAY RELY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THE SECURITIES DISCUSSED IN THIS PROSPECTUS IN ANY JURISDICTION WHERE THEIR OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF WHEN THIS PROSPECTUS IS DELIVERED OR WHEN THE SECURITIES DISCUSSED IN THIS PROSPECTUS ARE SOLD.


                                 259,377 SHARES


                        FIDELITY NATIONAL FINANCIAL, INC.


                                  COMMON STOCK

                             ----------------------

                                   PROSPECTUS

                             ----------------------

                                 JULY __, 2001

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 14.  Other Expenses of Issuance and Distribution

        The following sets forth the costs and expenses, all of which shall be borne by the Registrant, in connection with the offering of the shares of Common Stock pursuant to this Registration Statement:

          Securities and Exchange Commission Fee............       $ 1,528
          Accounting Fees and Expenses*.....................       $ 5,000
          Legal Fees and Expenses*..........................       $ 5,000
          Miscellaneous Expenses*...........................       $ 3,000
                                                                   -------
                 Total......................................       $14,528
                                                                   =======

-----------
* Estimated

Item 15.  Indemnification of Directors and Officers.

        (a) As permitted by the Delaware law, the Registrant's certificate of incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by Delaware law. The Registrant also carries directors and officers liability insurance.

        (b) The Registrant's certificate of incorporation provides that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was its director or officer against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by Delaware law. The Registrant's bylaws provide for a similar indemnity to its directors and officers to the fullest extent authorized by Delaware law.

        (c) The Registrant's certificate of incorporation also gives the Registrant the ability to enter into indemnification agreements with each of its officers and directors, and the Registrant has entered into indemnification agreements with each of its directors and officers which provide for the indemnification of its directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 16.  Exhibits.


        2.1 Asset and Purchase Agreement, dated as of March 2, 2000, by and between the Registrant and Northwest Mortgage Services, Inc., a
               Minnesota corporation. Exhibit A (Form of Bill of Sale and
               Assumption Agreement) and Exhibit B (Form of Registration Rights
               Agreement) have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. A copy of such exhibits will be submitted to the Commission supplementally upon request.

        5.1    Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

        23.1   Consent of KPMG LLP.

        23.2   Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in
               Exhibit 5.1).

        24.1   Power of Attorney (included on the signature page to the Registration Statement - see page II-4.)

Item 17.  Undertakings.

        The undersigned Registrant hereby undertakes:

        (a) (1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it has met all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on the 20th day of July, 2001.


                                        FIDELITY NATIONAL FINANCIAL, INC.



                                        By: /s/ WILLIAM P. FOLEY, II
                                           ------------------------------
                                                William P. Foley, II
                                                Chairman of the Board and
                                                Chief Executive Officer

                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Fidelity National Financial, Inc., do hereby constitute and appoint William P. Foley, II, and Alan
L. Stinson, or either of them, our true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                  Title                             Date
             ---------                  -----                             ----
/s/ WILLIAM P. FOLEY, II         Chairman of the Board and Chief      July 19, 2001
-----------------------------    Executive Officer (Principal
    William P. Foley, II         Executive Officer)


/s/ ALAN L. STINSON              Executive Vice President and         July 19, 2001
-----------------------------    Chief Financial Officer (Principal
    Alan L. Stinson              Financial  Officer and Accounting
                                 Officer)

/s/ FRANK P. WILLEY              Vice Chairman of the Board           July 19, 2001
-----------------------------
    Frank P. Willey

/s/ JOHN J. BURNS, JR.           Director                             July 19, 2001
-----------------------------
    John J. Burns, Jr.

/s/ JOHN F. FARRELL, JR.         Director                             July 19, 2001
-----------------------------
    John F. Farrell, Jr.

             Signature                 Title                              Date
             ---------                 -----                              ----
/s/ PHILLIP G. HEASLEY          Director                             July 19, 2001
-----------------------------
    Phillip G. Heasley

/s/ WILLIAM A. IMPARATO         Director                             July 19, 2001
-----------------------------
    William A. Imparato

/s/ DONALD M. KOLL              Director                             July 19, 2001
-----------------------------
    Donald M. Koll

/s/ DANIEL D. LANE              Director                             July 19, 2001
-----------------------------
    Daniel D. (Ron) Lane

/s/ GENERAL WILLIAM LYON        Director                             July 19, 2001
-----------------------------
    General William Lyon

/s/ J. THOMAS TALBOT            Director                             July 19, 2001
-----------------------------
    J. Thomas Talbot

/s/ CARY H. THOMPSON            Director                             July 19, 2001
-----------------------------
    Cary H. Thompson

/s/ RICHARD P. TOFT             Director                             July 19, 2001
-----------------------------
    Richard P. Toft

                                  EXHIBIT INDEX

Exhibit
Number                            Description
-------                           -----------
2.1           Asset Purchase Agreement, dated as of March 2, 2000, by and between the Registrant and Northwest Mortgage Services, Inc.,
              a Minnesota corporation.

5.1           Opinion of Stradling Yocca Carlson & Rauth, a Professional
              Corporation.

23.1          Consent of KPMG LLP.

23.2          Consent of Stradling Yocca Carlson & Rauth, a Professional
              Corporation (included in the Opinion filed as Exhibit 5.1).

24.1 Power of Attorney (included on signature page to the registration statement at page II-4).